Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 47	Trade Date: 6/23/2003
(To Prospectus dated July 22, 2002)	Issue Date: 6/26/2003

The date of this Pricing Supplement is June 23, 2003

CUSIP or Common Code:	41013MQQ6	41013MQR4	41013MQS2	41013MQT0

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$139,872.00	$311,850.00	$133,110.00	$226,780.00

Discounts and Commissions:	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.200%	0.200%

Dealer:	99.350%	99.200%	98.800%	98.800%

Maturity Date:	6/15/2007	6/15/2008	6/15/2011	6/15/2011

Stated Annual Interest Rate:	1.850%	2.250%	Step: 2.050% through 6/14/2005, and 4.250% thereafter (unless called)	3.000%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly

First Payment Date:	7/15/2003	7/15/2003	7/15/2003	7/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	6/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 47	Trade Date: 6/23/2003
(To Prospectus dated July 22, 2002)	Issue Date: 6/26/2003

The date of this Pricing Supplement is June 23, 2003

CUSIP or Common Code:	41013MQU7	41013MQV5	41013MQW3

Price to Public:	100.000%	100.000%	100.000%

Proceeds to Issuer:	$152,675.00	$843,967.50	$5,188,287.50

Discounts and Commissions:	1.500%	1.750%	2.750%

Reallowance:	0.200%	0.275%	0.350%

Dealer:	98.800%	98.600%	97.600%

Maturity Date:	6/15/2013	6/15/2015	6/15/2028

Stated Annual Interest Rate:	3.500%	4.000%	4.750%

Interest Payment Frequency:	Monthly	Monthly	Monthly

First Payment Date:	7/15/2003	7/15/2003	7/15/2003

Additional Amounts:	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	12/15/2005 Callable one time only at 100% on call date above with 30 days notice.	6/15/2008 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.